Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Gary Van Norman, Vice President and Chief Financial Officer of World Ventures Inc., certify, to the best of my knowledge, based upon a review of the Annual report on Form 20-F for the period ended October 31, 2005 of World Ventures Inc. that:

(1)	The Annual report on Form 20-F fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained and incorporated by reference in the Annual report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of World Ventures Inc.

/s/ Gary Van Norman

Gary Van Norman

Vice President (Chief Financial Officer)

April 13, 2006

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO WORLD VENTURES INC. AND WILL BE RETAINED BY WORLD VENTURES INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.